Exhibit 3.5

CERTIFICATE OF DESIGNATION OF PREFERENCES, RIGHTS

AND LIMITATIONS OF SERIES D CONVERTIBLE PREFERRED STOCK

The undersigned, Richard H. Davis, the Chief Executive Officer of Powerverde, Inc. (the “Corporation”), a corporation organized and existing under the Delaware General Corporation Law (“DGCL”), in accordance with the provisions of Section 151 and Section 242 of the DGCL, does hereby certify:

That pursuant to the authority expressly conferred upon the Board of Directors of the Corporation (the “Board of Directors”) by the Corporation’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”), the Board of Directors by unanimous written consent as of October 30, 2020, adopted the following resolutions in connection with designating shares of stock as Series D Convertible Preferred Stock, none of which shares have been issued:

RESOLVED, that the Board of Directors designates the Series D Convertible Preferred Stock and the number of shares constituting such series, and fixes the rights, powers, preferences, privileges and restrictions relating to such series in addition to any set forth in the Certificate of Incorporation as follows:

Section 1. Designation and Authorized Shares. There shall hereby be created and established a series of preferred stock of the Corporation designated as “Series D Convertible Preferred Stock” (the “Series D Preferred Stock”). The authorized number of shares of the Series D Preferred Stock shall be 1,000,000 shares (the “Preferred Shares”). Each Preferred Share shall have a par value of $.0001.

Section 2. Stated Value. Each Preferred Share shall have a stated value of $15.00 per share (the “Stated Value”).

Section 3. Liquidation Preference. Except as set forth in Section 5(c) below, upon the liquidation, dissolution or winding up of the business of the Corporation, whether voluntary or involuntary, each holder of Preferred Shares (a “Holder”) shall be entitled to receive, for each share thereof, out of assets of the Corporation legally available therefor, before any distribution of assets may be made to the holders of the Corporation’s common stock (the “Common Stock”) or any other class of capital stock or other equity securities of the Corporation, an amount equal to $15.00 per share of Series D Preferred Stock held by such Holder (the “Liquidation Distribution”). After payment of the Liquidation Distribution to each Holder, the Series D Preferred Stock shall be deemed to have been converted to Common Stock and the entire remaining assets of the Corporation available for distribution shall be distributed pro rata to holders of the Common Stock of the Corporation and the former Holders of Series D Preferred Stock in proportion to the number of shares of Common Stock held by them or into which the Series D Preferred Stock shall be deemed to have been converted. If upon any liquidation, dissolution or winding up of the Corporation, the net assets of the Corporation to be distributed among the Holders of the Series D Preferred Stock shall be insufficient to permit payment in full of the Liquidation Distribution to the Holders, then all remaining net assets of the Corporation after the provision for the payment of the Corporation’s external, third party debts shall be distributed ratably among the Holders in proportion to the full amounts to which they would otherwise be entitled to receive.

Section 4. Voting; Dividends. Except as otherwise expressly required by law, each Holder shall be entitled to vote on all matters submitted to stockholders of the Corporation and shall be entitled to the number of votes for each Preferred Share owned at the record date for the determination of stockholders entitled to vote on such matter or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited, equal to the number of shares of Common Stock such Preferred Shares are convertible into at such time. Except as otherwise required by law, the Holders shall vote together with the holders of Common Stock on all matters and shall not vote as a separate class. In the event that the Corporation declares a dividend on its Common Stock, each Preferred Share shall receive a dividend equal to the amount payable with respect to the Common Stock into which the Preferred Stock is convertible.

Section 5. Conversion.

(a)    Conversion Right. At any time or times on or after the Closing Date, each Holder shall be entitled to convert any portion of the outstanding Preferred Shares held by such Holder into validly issued, fully paid and non-assessable shares of Common Stock at the Conversion Rate (as defined below). The Corporation shall not issue any fraction of a share of Common Stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Corporation shall round such fraction of a share of Common Stock up to the nearest whole share. The Corporation shall pay any and all transfer, stamp, issuance and similar taxes, costs and expenses (including fees and expenses of the Corporation’s transfer agent that may be payable with respect to the issuance and delivery of Common Stock upon conversion of any Preferred Share).

(b)   Conversion Rate. The number of shares of Common Stock issuable upon conversion of each Preferred Share shall be determined by dividing (x) the Stated Value of such Preferred Share by (y) the Conversion Price (the “Conversion Rate”). Each Preferred Share will convert into Common Stock at a ratio of 50 shares of Common Stock per share of Series D Preferred Stock, reflecting a conversion price per share of Common Stock (the “Conversion Price”) equal to $.30 per share.

(c)    Automatic Conversion. Subject to the provisions of this Section 5 and notwithstanding Section 3 above, in connection with, and on the closing of, a Liquidity Event or a Qualified Public Offering (each as defined in Section 10 below) by the Corporation, all of the outstanding Shares of Series D Preferred Stock (including any fraction of a Share) held by stockholders shall automatically convert into an aggregate number of shares of Common Stock (including any fraction of a Share) as is determined by (i) multiplying the number of Preferred Shares (including any fraction of a Share) to be converted by the Stated Value thereof, and then (ii) dividing the result by the applicable Conversion Price then in effect. If a closing of a Qualified Public Offering occurs, such automatic conversion of all of the outstanding Shares of Series D Preferred Stock shall be deemed to have occurred as of immediately prior to such closing.

(d)   Procedures for Conversion; Effect of Conversion.

(i)                   Procedures for Holder Conversion. In order to effectuate a conversion of Shares of Series D Preferred Stock pursuant to Section 5(a) above, a Holder shall (a) submit a written election to the Corporation that such Holder elects to convert Preferred Shares, the number of Preferred Shares elected to be converted and (b) surrender, along with such written election, to the Corporation the certificate or certificates representing the Preferred Shares being converted, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto) or, in the event the certificate or certificates are lost, stolen, or missing, accompanied by an affidavit of loss executed by the Holder. The conversion of such Preferred Shares hereunder shall be deemed effective as of the date of surrender of such Series D Preferred Stock certificate or certificates or delivery of such affidavit of loss. Upon the receipt by the Corporation of a written election and the surrender of such certificate(s) and accompanying materials, the Corporation shall as promptly as practicable (but in any event within 10 days thereafter) deliver to the relevant Holder (a) a certificate in such Holder’s name (or the name of such Holder’s designee as stated in the written election) for the number of shares of Common Stock (including any fractional share) to which such Holder shall be entitled upon conversion of the applicable Shares as calculated pursuant to Section 5(b) and, if applicable (b) a certificate in such Holder’s (or the name of such Holder’s designee as stated in the written election) for the number of Shares of Series D Preferred Stock (including any fractional share) represented by the certificate or certificates delivered to the Corporation for conversion but otherwise not elected to be converted pursuant to the written election. All shares of capital stock issued hereunder by the Corporation shall be duly and validly issued, fully paid, and nonassessable, free and clear of all taxes, liens, charges, and encumbrances with respect to the issuance thereof.

(ii)                Procedures for Automatic Conversion. As of the closing of a Qualified Public Offering or a Liquidity Event, all outstanding Shares of Series D Preferred Stock shall be converted to the number of shares of Common Stock calculated pursuant to Section 5(b) without any further action by the relevant Holder of such Preferred Shares or the Corporation. As promptly as practicable following such closing (but in any event within 5 days thereafter), the Corporation shall send each Holder of Shares of Series D Preferred Stock written notice of such event. Upon receipt of such notice, each Holder shall surrender to the Corporation the certificate or certificates representing the Preferred Shares being converted, duly assigned, or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto) or, in the event the certificate or certificates are lost, stolen, or missing, accompanied by an affidavit of loss executed by the Holder. Upon the surrender of such certificate(s) and accompanying materials, the Corporation shall as promptly as practicable (but in any event within 10 days) thereafter) deliver to the relevant Holder (i) in the case of a Qualified Public Offering a certificate in such Holder’s name (or the name of such Holder’s designee as stated in the written election) for the number of shares of Common Stock (including any fractional share) to which such Holder shall be entitled upon conversion of the applicable Preferred Shares or (ii) in the case of a Liquidity Event, payment by check or wire transfer of the cash consideration payable with respect to the Common Stock resulting from such conversion. All shares of Common Stock issued hereunder by the Corporation shall be duly and validly issued, fully paid, and nonassessable, free and clear of all taxes, liens, charges, and encumbrances with respect to the issuance thereof.

Section 6. Other Provisions.

(a)    Reservation of Common Stock. The Corporation shall at all times reserve at least the number of shares of Common Stock as shall from time to time be necessary to effect the conversion of all of the Preferred Shares then outstanding.

(b)   Record Holders. The Corporation shall maintain a register (the “Register”) for the recordation of the names and addresses of the Holders of each Preferred Share and the Stated Value of the Preferred Shares. The entries in the Register shall be conclusive and binding for all purposes absent manifest error. The Corporation and each Holder of the Preferred Shares shall treat each Person whose name is recorded in the Register as the owner of a Preferred Share for all purposes notwithstanding notice to the contrary.

(c)    Transfer of Preferred Shares. A Holder may transfer some or all of its Preferred Shares without the consent of the Corporation, subject to compliance with the Securities Act of 1933, as amended. If any Preferred Shares are to be transferred, the applicable Holder shall surrender the applicable Preferred Share Certificate to the Corporation, whereupon the Corporation will forthwith issue and deliver upon the order of such Holder a new Preferred Share Certificate, registered as such Holder may request, representing the outstanding number of Preferred Shares being transferred by such Holder and, if less than the entire outstanding number of Preferred Shares is being transferred, a new Preferred Share Certificate to such Holder representing the outstanding number of Preferred Shares not being transferred.

(d)   Lost, Stolen or Mutilated Preferred Share Certificate. Upon receipt by the Corporation of evidence reasonably satisfactory to the Corporation of the loss, theft, destruction or mutilation of a Preferred Share Certificate and, in the case of loss, theft or destruction, of any indemnification undertaking by the applicable Holder to the Corporation in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of such Preferred Share Certificate, the Corporation shall execute and deliver to such Holder a new Preferred Share Certificate representing the applicable outstanding number of Preferred Shares.

Section 7. Restriction and Limitations. Except as expressly provided herein or as required by law, so long as any Preferred Shares remain outstanding, the Corporation shall not, without the vote or written consent of all of the Holders, take any action which would adversely and materially affect any of the preferences, limitations or relative rights of the Series D Preferred Stock.

Section 8. Certain Adjustments. If the Corporation, at any time while any Preferred Shares remain outstanding: (A) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Corporation pursuant to the conversion of the Series D Preferred Stock), (B) subdivide outstanding shares of Common Stock into a larger number of shares, or (C) combine (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, the Conversion Ratio and Conversion Price shall be adjusted proportionately.

Section 9. Equal Treatment of Holders. No consideration (including any modification of this Certificate of Designation or related transaction document) shall be offered or paid to any person or entity to amend or consent to a waiver or modification of any provision of this Certificate of Designation or transaction document unless the same consideration is also offered to all of the Holders. For clarification purposes, this provision constitutes a separate right granted to each Holder by the Corporation and negotiated separately by each Holder, and is intended for the Corporation to treat all Holders as a class and shall not in any way be construed as such Holders acting in concert or as a group with respect to the purchase, disposition or voting of the Series D Preferred Stock or otherwise.

Section 10. Definitions. For purposes of this Agreement, the following terms shall have the following meanings.

“Liquidity Event” means a merger, sale of all or substantially all of the Corporation’s assets or sale of all of the Corporation’s Common Stock pursuant to which the cash consideration, net of expenses, payable to holders of Common Stock, including the Common Stock underlying the Preferred Shares, is at least $1.20 per share of Common Stock (appropriately adjusted for stock splits, stock dividends, combinations, recapitalizations and the like).

“Qualified Public Offering” means the sale, in a firm commitment underwritten public offering led by a nationally recognized underwriting firm pursuant to an effective registration statement under the Securities Act, of Common Stock of the Corporation having an aggregate offering value (net of underwriters’ discounts and selling commissions) of at least $10 million and a price per share of Common Stock of at least $1.20 (appropriately adjusted for stock splits, stock dividends, combinations, recapitalizations, and the like), following which the Common Stock of the Corporation shall be listed on any national securities exchange registered with the Securities and Exchange Commission under Section 6(a) of the Securities Exchange Act of 1934, as amended.

IN WITNESS THEREOF, this Certificate of Designation is executed on behalf of the Corporation by its Chief Executive Officer as of October 30, 2020.

POWERVERDE, INC.

By:	/s/ Richard H. Davis
Richard H. Davis, CEO